Exhibit 99.1

            Coach Reports Fourth Quarter Earnings Per Share
              of $0.42, up 43%; Raises Guidance for FY08

      Increases FY08 Guidance to At Least $2.06; Up 22% from FY07

    NEW YORK--(BUSINESS WIRE)--July 31, 2007--Coach, Inc. (NYSE: COH), a leading marketer of modern classic American accessories, today announced a 43% increase in earnings per diluted share on a continuing operations basis for its fourth fiscal quarter ended June 30, 2007. For the full fiscal year, earnings per share increased to $1.69, up 41% versus the prior fiscal year on the same continuing operations basis.

    During the fourth quarter, net sales were $652 million, 30% higher than the $502 million generated in the prior year's fourth quarter. Net income rose 41% to $159 million, or $0.42 per diluted share, compared with $113 million, or $0.29 per share, in the prior year. For the fiscal year 2007, net sales were $2.61 billion, up 28% from the $2.04 billion recorded in fiscal year 2006. Net income rose to $637 million, up 37% from the $464 million earned in the prior year. Diluted earnings per share rose 41% to $1.69, versus $1.19 a year ago.

    Lew Frankfort, Chairman and Chief Executive Officer of Coach, Inc., said, "We're extremely pleased with our fiscal fourth quarter and full year results. This quarter's performance demonstrated a continuation of the strength we have seen throughout the year as our market share continued to grow across all channels and geographies. Our performance also reflects the vibrancy of the premium handbag and accessory category in North America, where we continue to see significant growth."

    Quarterly operating income totaled $245 million, up 43% from the $172 million reported in the comparable year ago period, while operating margin rose to 37.6%, a 330 basis point improvement from the 34.3% reported for the prior year. During the quarter, gross profit rose 29% to $509 million from $394 million a year ago. Gross margin was 78.1% versus 78.5% in the prior year. SG&A expenses as a percentage of net sales declined 360 basis points to 40.5%, compared to the 44.1% reported in the year-ago quarter. For the full year, operating income rose 39% to $993 million, while operating margin rose to 38.0%, a 290 basis point increase from the 35.1% reported for FY06. During the year, gross profit rose 28% to $2.02 billion, as compared to $1.58 billion a year ago. Gross margin was 77.4% versus 77.7%, while SG&A expenses as a percentage of net sales declined 320 basis points from 42.6% to 39.4%.

    Fourth fiscal quarter and full year sales grew in each of Coach's primary channels of distribution as follows:

    -- Direct-to-consumer sales increased 29% to $541 million in the fourth quarter from $419 million last year. North American comparable store sales for the quarter rose 20.2%, with retail stores up 11.6% and factory store sales up 31.2%. In Japan, sales rose 23% on a constant-currency basis, while dollar sales rose 17%, reflecting the weaker yen. Coach achieved high-single-digit increases in comparable location sales in Japan for the quarter.

    For the full year, direct to consumer sales rose 30% to $2.10 billion from $1.61 billion generated in fiscal 2006. Overall, North American comparable store sales for the fiscal year increased 22.3%, with retail stores up 16.4% and factory stores up 30.0%, while comparable location sales in Japan rose mid-single-digit. For the year, sales in Japan rose 19% on a constant-currency basis, while dollar sales rose 16%, impacted by the exchange rate.

    -- Indirect sales on a continuing operations basis increased 34% to $111 million in the fourth quarter from the $83 million reported for the prior year. For the year, indirect sales on a continuing operations basis rose 20% to $511 million, up from $424 million recorded for fiscal 2006. Results for the quarter and fiscal year reflected strong gains in U.S. department stores where sales at POS rose about 30% in both periods. In addition, sales at retail increased at a double-digit pace at International Wholesale locations.

    Mr. Frankfort added, "The strength of our fourth quarter results was reflected in all of our businesses. Our successful spring and summer collections drove our performance, as we continued to improve productivity through our well received product offerings. In April, Ergo, the third new lifestyle platform of 2007, was introduced in North America with considerable success. For May, we launched a new summer program, featuring a Legacy Cotton Signature assortment, which was built on the success of last year's small capsule group. In June, Patchwork, a perennial favorite, returned across a variety of Ergo silhouettes along with new styles and fabrications in Signature Stripe."

    "For July, we successfully introduced an expanded collection of Chelsea handbags, including novelty and limited edition styles. Last week we installed our August floorset, featuring Hamptons and Legacy. Hamptons, appealing to the more classic consumer, is anchored by our best-selling carryall updated with improved function and new detailing in lightweight leathers and Signature. The Legacy line debuted last October; this fall's version features unique new shapes and a fresh color palette. In September, we will introduce a belted version of Ergo with hardware in a range of fabrications, including several sophisticated patchwork styles inspired by early 20th century art. Importantly, we will also be launching an expanded jewelry offering across all geographies, inspired by the success of the capsule collection introduced last holiday to select North American Coach Stores."

    "In Japan, we were particularly pleased with our outstanding sales and market share growth in both the fourth quarter and for the year, which we achieved despite continued softness in the imported accessories market. Our rapidly expanding sales in Japan reflect the success of our distribution strategy, and demonstrate how well the Coach proposition resonates with the stylish Japanese consumer. This was clearly evidenced by the success of Ergo, reflecting the appeal of these lightweight leather handbags with minimal hardware."

    During the fourth quarter of fiscal 2007, the company opened 15 North American Coach retail stores - including two in new markets for Coach - and three factory stores, bringing the total to 259 retail stores and 93 factory stores at June 30, 2007. This was a net increase of 41 Coach retail stores from the 218 in operation a year ago. In Japan, six new locations were opened in the fourth quarter, bringing the total to 142 at fiscal year end. This was a net increase of 20 locations from the 122 at year-end 2006.

    Mr. Frankfort noted, "As usual, our overall sales growth in 2008 will be driven by both distribution - through new and expanded stores
- and higher productivity - fueled by product innovation and excellent service. During FY08, we will open about 40 new North American retail stores, at least six U.S. factory outlets, and 15-20 new locations in Japan, along with expanding key locations in both geographies. In addition, we expect to open about 30 international wholesale locations, working with our distributors, including at least five in Mainland China."

    "Building on the success of new products introduced in 2007, we're enthusiastic about three lifestyle platforms that we will be launching this year. The first, Bleecker, arriving in October, will offer consumers a fresh interpretation of bags and accessories inspired by our best selling icons and anchored by our original duffle, first introduced in 1973. It's crafted from hand-burnished leather and features our archival Heritage Logo, proprietary Coach hardware and a new tattersall lining. The second platform for FY08 is the Heritage Stripe collection, an assortment of durable coated cotton canvas totes, bags and accessories, which we expect to fully launch during early spring. And next April, we will re-launch a long time favorite, Soho, in new shapes and materials with reinterpreted signature detailing."

    "While fiscal 2008 has just begun, our strong start bodes well for the year. We're confident that our proven growth strategies, built upon our leadership position, will continue to deliver excellent returns in the seasons ahead and over our planning horizon," Mr. Frankfort concluded.

    Coach updated guidance for fiscal 2008 and now estimates sales of about $3.16 billion for the year, an increase of about 21%. Operating income is expected to rise about 23% with an operating margin improvement of at least 50 basis points. Earnings per share are forecasted to rise to at least $2.06, up about 22% from last year.

    In addition, the company introduced its first fiscal quarter outlook, with sales targeted to be at about $655 million, an increase of over 23%, and earnings per share projected to be about $0.39, a gain of over 25%.

    Coach will host a conference call to review these results at 8:30 a.m. (EDT) today, July 31, 2007. Interested parties may listen to the webcast by accessing www.coach.com/investors on the Internet or dialing into 1-888-405-2080 and asking for the Coach earnings call led by Andrea Shaw Resnick, VP of Investor Relations. A telephone replay will be available starting at 12:00 noon today, for a period of five business days. The number to call is 1-866-352-7723. A webcast replay of the earnings conference call will also be available for five business days on the Coach website.

    Coach, with headquarters in New York, is a leading American marketer of fine accessories and gifts for women and men, including handbags, women's and men's small leathergoods, business cases, weekend and travel accessories, footwear, watches, outerwear, scarves, sunwear, jewelry, fragrance and related accessories. Coach is sold worldwide through Coach stores, select department stores and specialty stores, through the Coach catalog in the U.S. by calling 1-800-223-8647 and through Coach's website at www.coach.com. Coach's shares are traded on The New York Stock Exchange under the symbol COH.

    This press release contains forward-looking statements based on management's current expectations. These statements can be identified by the use of forward-looking terminology such as "may," "will," "should," "expect," "intend," "estimate," "are positioned to," "continue," "project," "guidance," "forecast," "anticipated," or comparable terms. Future results may differ materially from management's current expectations, based upon risks and uncertainties such as expected economic trends, the ability to anticipate consumer preferences, the ability to control costs, etc. Please refer to Coach's latest Annual Report on Form 10-K for a complete list of risk factors.

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*T



                              COACH, INC.
 ---------------------------------------------------------------------
              CONDENSED CONSOLIDATED STATEMENTS OF INCOME
 ---------------------------------------------------------------------
    For the Quarters and Years Ended June 30, 2007 and July 1, 2006
 ---------------------------------------------------------------------
                 (in thousands, except per share data)
 ---------------------------------------------------------------------
                              (unaudited)
 ---------------------------------------------------------------------

                                 QUARTER ENDED        YEAR ENDED
                               ----------------- ---------------------
                               June 30, July 1,   June 30,   July 1,
                                 2007     2006      2007       2006
                               -------- -------- ---------- ----------

Net sales                      $652,129 $501,573 $2,612,456 $2,035,085

Cost of sales                   142,853  108,054    589,470    453,518
                               -------- -------- ---------- ----------

 Gross profit                   509,276  393,519  2,022,986  1,581,567

Selling, general and
 administrative expenses        263,875  221,348  1,029,589    866,860
                               -------- -------- ---------- ----------

 Operating income               245,401  172,171    993,397    714,707

Interest income, net             13,808    9,628     41,273     32,623
                               -------- -------- ---------- ----------

Income before provision for
 income taxes
 and discontinued operations    259,209  181,799  1,034,670    747,330

Provision for income taxes       99,806   69,004    398,141    283,490
                               -------- -------- ---------- ----------

 Income from continuing
  operations                    159,403  112,795    636,529    463,840

 Income from discontinued
  operations,
    net of income taxes           1,209    4,847     27,136     30,437

                               -------- -------- ---------- ----------
Net income                     $160,612 $117,642 $  663,665 $  494,277
                               ======== ======== ========== ==========


Net income per share

 Basic

    Continuing operations      $   0.43 $   0.30 $     1.72 $     1.22

    Discontinued operations    $   0.00 $   0.01 $     0.07 $     0.08
                               -------- -------- ---------- ----------

    Net income                 $   0.43 $   0.31 $     1.80 $     1.30
                               ======== ======== ========== ==========


 Diluted

    Continuing operations      $   0.42 $   0.29 $     1.69 $     1.19

    Discontinued operations    $   0.00 $   0.01 $     0.07 $     0.08
                               -------- -------- ---------- ----------

    Net income                 $   0.42 $   0.31 $     1.76 $     1.27
                               ======== ======== ========== ==========

Shares used in computing net
 income per share


 Basic                          371,565  376,706    369,661    379,635
                               ======== ======== ========== ==========

 Diluted                        380,462  384,227    377,356    388,495
                               ======== ======== ========== ==========
*T

-0-
*T

                             COACH, INC.
----------------------------------------------------------------------
                CONDENSED CONSOLIDATED BALANCE SHEETS
----------------------------------------------------------------------
                  At June 30, 2007 and July 1, 2006
----------------------------------------------------------------------
                            (in thousands)
----------------------------------------------------------------------
                             (unaudited)
----------------------------------------------------------------------

                                                  June 30,   July 1,
                                                    2007       2006
                                                 ---------- ----------
ASSETS

Cash, cash equivalents and short term
 investments                                     $1,185,816 $  537,565
Receivables                                         107,814     84,361
Inventories                                         291,192    233,494
Other current assets                                155,374    119,062
                                                 ---------- ----------

   Total current assets                           1,740,196    974,482

Property and equipment, net                         368,461    298,531
Other noncurrent assets                             340,855    353,507
                                                 ---------- ----------

   Total assets                                  $2,449,512 $1,626,520
                                                 ========== ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable                                 $  109,309 $   79,819
Accrued liabilities                                 298,452    261,835
Current portion of long-term debt                       235        170
                                                 ---------- ----------

   Total current liabilities                        407,996    341,824

Long-term debt                                        2,865      3,100
Other liabilities                                   128,297     92,862

Stockholders' equity                              1,910,354  1,188,734
                                                 ---------- ----------

   Total liabilities and stockholders' equity    $2,449,512 $1,626,520
                                                 ========== ==========

    CONTACT: Analysts & Media:
             Coach
             Andrea Shaw Resnick, 212-629-2618
             VP Investor Relations and Corporate Communications